Exhibit 4.4

NINTH SUPPLEMENTAL INDENTURE

among

CARRIZO OIL & GAS, INC.

as Issuer

and

THE SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF

as Subsidiary Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

4.375% Convertible Senior Notes due 2028

August 5, 2011

TABLE OF CONTENTS

ARTICLE ONE GUARANTEE	2

SECTION 101 Guarantee	2

ARTICLE TWO MISCELLANEOUS PROVISIONS	2

SECTION 201 Integral Part	2
SECTION 202 General Definitions	2
SECTION 203 Adoption, Ratification and Confirmation	2
SECTION 204 The Trustee	2
SECTION 205 Counterparts	3
SECTION 206 Governing Law	3

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CARRIZO OIL & GAS, INC.

NINTH SUPPLEMENTAL INDENTURE

THIS NINTH SUPPLEMENTAL INDENTURE, dated as of August 5, 2011 (the “Ninth Supplemental Indenture”), among Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Carrizo (Eagle Ford) LLC, a Delaware limited liability company (“Carrizo Eagle Ford”), Carrizo (Niobrara) LLC, a Delaware limited liability company (“Carrizo Niobrara,” and together with Carrizo Eagle Ford, the “Guaranteeing Subsidiaries”), each of the existing subsidiary guarantors listed on the signature page hereof (each, an “Existing Subsidiary Guarantor” and collectively, the “Existing Subsidiary Guarantors”) and Wells Fargo Bank, National Association (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, the Company has outstanding $73,750,000 aggregate principal amount of 4.375% Convertible Senior Notes due 2028 (the “Convertible Notes”), which Convertible Notes were issued pursuant to the Original Indenture, as supplemented by the First Supplemental Indenture thereto between the Company and the Trustee dated May 28, 2008 (the “First Supplemental Indenture” ) and which Convertible Notes are guaranteed by the Existing Subsidiary Guarantors pursuant to the Second Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 14, 2009 (the “Second Supplemental Indenture”), the Third Supplemental Indenture among the Company, one of its Subsidiaries, and the Trustee, dated as of October 19, 2009 (the “Third Supplemental Indenture”), the Fifth Supplemental Indenture among the Company, certain Subsidiaries of the Company and the Trustee dated November 2, 2010 (the “Fifth Supplemental Indenture”) and the Seventh Supplemental Indenture among the Company, certain Subsidiaries of the Company named therein and the Trustee dated May 4, 2011 (the “Seventh Supplemental Indenture,” and the Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”);

WHEREAS, Section 4.08 of the First Supplemental Indenture provides that if at any time the Company issues any Publicly Traded Debt Securities, and any Subsidiary Guarantor provides a Guarantee with respect to such Publicly Traded Debt Securities, then the Company will cause such Subsidiary Guarantor to guarantee the Convertible Notes as provided in Article X of the Indenture;

WHEREAS, on the date hereof, the Guaranteeing Subsidiaries have provided a Guarantee with respect to $400,000,000 aggregate principal amount of 8.625% Senior Notes due 2018 (the “Senior Notes”), which are guaranteed by the Guaranteeing Subsidiaries and the Existing Subsidiary Guarantors on a senior, unsecured basis;

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WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Ninth Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Convertible Notes in certain respects;

NOW, THEREFORE:

To comply with the provisions of the Indenture and in consideration of the premises provided for herein, the Company, the Guaranteeing Subsidiaries, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Convertible Notes as follows:

ARTICLE ONE

GUARANTEE

SECTION 101         Guarantee

Each Guaranteeing Subsidiary agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor with respect to the Convertible Notes and perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture with respect to the Convertible Notes.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201         Integral Part.

This Ninth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 202         General Definitions.

For all purposes of this Ninth Supplemental Indenture:

(a)         capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b)         the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Ninth Supplemental Indenture.

SECTION 203         Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Ninth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204         The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture or for or in respect of the recitals

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contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors named herein.

SECTION 205         Counterparts.

This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 206         Governing Law.

THIS NINTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the day and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President, Chief Financial Officer, Secretary and Treasurer

Signature Page - Ninth Supplemental Indenture

THE GUARANTEEING SUBSIDIARIES

CARRIZO (EAGLE FORD) LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CARRIZO (NIOBRARA) LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

Existing Subsidiary Guarantors

BANDELIER PIPELINE HOLDING, LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CARRIZO (MARCELLUS) LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CARRIZO (MARCELLUS) WV LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

Signature Page - Ninth Supplemental Indenture

CARRIZO MARCELLUS HOLDING INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

CLLR, INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

HONDO PIPELINE, INC.

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

MESCALERO PIPELINE, LLC

By:	/s/ Paul F. Boling
Name: Paul F. Boling
Title: Vice President

Signature Page - Ninth Supplemental Indenture